UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2014

Workday, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

001-35680	20-2480422
(Commission File Number)	(IRS Employer Identification No.)

6230 Stoneridge Mall Road Pleasanton, California	94588
(Address of principal executive offices)	(Zip Code)

(925) 951-9000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 8, 2014, Mr. Scott Sandell, General Partner of New Enterprise Associates, and a member of the Board of Directors (the “Board”) of Workday, Inc. (“Workday”) since 2009, informed the Board of his decision not to stand for re-election at the Company’s 2014 Annual Meeting of Stockholders on June 3, 2014 (the “Annual Meeting”) due to other business and board commitments. Mr. Sandell’s decision not to stand for re-election was not the result of any disagreement with Workday, the Board, or Workday’s management. He will continue to serve as a director, as a member of the Board’s Compensation Committee, Nominating & Governance Committee and Investment Committee until his current term expires at the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Workday, Inc.

Date: April 14, 2014	By:	/s/ James P. Shaughnessy
James P. Shaughnessy
Vice President, General Counsel and Secretary